SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Commonwealth Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 26, 2004

Dear Fellow Stockholder:

You are cordially invited to the annual meeting of stockholders of Commonwealth Industries, Inc. to be held at Kentucky International Convention Center, Room 112, 221 Fourth Street, Louisville, Kentucky on Friday, April 23, 2004 commencing at 10:00 a.m. Eastern Daylight Savings Time. The Board of Directors and management look forward to greeting those of you who are able to attend in person.

At the meeting you will be asked to: (1) elect two directors to serve until the annual meeting of stockholders in 2007 and (2) ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004. Information concerning those matters, as well as other important information, is contained in the accompanying proxy statement, which you are urged to read carefully. In addition to voting, there will also be a report on major developments in 2003 and answers to your questions.

Whether or not you plan to attend in person and regardless of the number of shares you own, it is important that your shares be represented and voted at the annual meeting. Stockholders who do not attend the meeting have a choice of voting over the Internet, by telephone or by proxy card. Please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to see which options are available to you. Your vote is important and you are requested to vote your shares at your earliest convenience. Your shares will then be represented at the annual meeting and the Company will be able to avoid the expense of further solicitation.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Mark V. Kaminski
President and Chief Executive Officer

COMMONWEALTH INDUSTRIES, INC.
PNC Plaza -19th Floor
500 West Jefferson Street
Louisville, Kentucky 40202-2823

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

The 2004 annual meeting of stockholders of Commonwealth Industries, Inc. will be held at Kentucky International Convention Center, Room 112, 221 Fourth Street, Louisville, Kentucky at 10:00 a.m. Eastern Daylight Savings Time on Friday, April 23, 2004 to consider and take action with respect to the following matters:

1.	Election of two directors, each for a term of three years;

2.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004; and

3.	Such other business as may properly be brought before the meeting or any adjournment thereof;

all as set forth in the proxy statement accompanying this notice.

The close of business on March 5, 2004 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. This proxy statement is being mailed to those stockholders on or about March 26, 2004.

Stockholders who do not expect to attend the meeting are requested to vote their shares over the Internet, by telephone or by proxy card.

By order of the Board of Directors,

Lenna Ruth Macdonald
Vice President, General Counsel and Secretary

March 26, 2004
Louisville, Kentucky

COMMONWEALTH INDUSTRIES, INC.

PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Commonwealth Industries, Inc. (the “Company”) to be used at the 2004 annual meeting of stockholders to be held in Louisville, Kentucky at 10:00 a.m. Eastern Daylight Savings Time on Friday, April 23, 2004.

Who can vote at the meeting?

Stockholders who were owners of record of common stock of the Company at the close of business on March 5, 2004 are entitled to receive notice of and may attend and vote at the meeting. If you were a stockholder of record on that date, you will be entitled to vote at the meeting or any postponement or adjournment of the meeting all of the shares that you held on the record date. Each share is entitled to one vote.

When is this proxy statement being sent to stockholders?

This proxy statement is being mailed to stockholders on or about March 26, 2004.

What is in this proxy statement?

You are being asked to: (1) elect two members of the Board of Directors and (2) ratify the Audit Committee’s appointment of independent auditors for 2004. This proxy statement gives you information on the proposals, as well as other information, so you can make an informed decision.

How do I vote?

Your vote is important. Because many stockholders cannot attend the meeting in person, it is necessary that stockholders be represented by proxy. Most stockholders have a choice of voting over the Internet, using a toll-free telephone number or completing a proxy card and mailing in the postage-paid envelope provided or attending the meeting and voting in person. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

You may vote over the Internet or by telephone. If you are a registered stockholder, you may vote over the Internet or by telephone by following the instructions included within this proxy statement. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote electronically or by telephone. Holding shares in “street name” means you hold shares through a brokerage firm, bank or other nominee, and therefore, the shares are not held in your individual name. The deadline for voting electronically or by telephone is 11:59 p.m. Eastern Daylight Savings Time on April 22, 2004.

Internet and telephone voting procedures are designed to authenticate each stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded. Please be aware that if you vote over the Internet, you might incur costs such as telephone and Internet access charges for which you will be responsible.

You may vote by mail.
You may vote by mail by completing and properly signing your proxy card and mailing it in the enclosed postage-paid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed. If you do not mark your voting instructions on the proxy card, your shares will be voted as the Board of Directors recommends.

You may vote in person at the meeting.
Written ballots will be available to any stockholder who wants to vote in person at the meeting. However, if you hold your shares in “street name,” you must request a proxy from your stockbroker in order to vote at the meeting.

If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. On the date the proxy statement went to press, the Company did not anticipate that any other matters would be raised at the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts listed with the transfer agent or with stockbrokers.

How do I vote if I participate in one of the Company employee savings or 401(k) plans?

The plans’ independent trustee will vote your employee plan shares according to your voting instructions. The trustee will vote plan shares not voted by proxy as the Board of Directors recommends.

Can I change my vote?

Yes. You may revoke your proxy and change your vote at any time before the meeting by: (1) mailing a revised properly executed, later-dated proxy card (including an Internet or telephone vote) and returning it before the polls close at the meeting or (2) voting in person at the meeting.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends: (1) for the named nominees for directors and (2) for ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004.

What constitutes a quorum for the meeting?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum. Abstentions or broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A quorum is necessary to conduct business at the meeting. You are part of the quorum if you have voted by proxy. As of the record date for the meeting, there were 16,020,397 shares of common stock of the Company outstanding and entitled to vote.

What is the appropriate conduct for the meeting?

In order to ensure that the annual meeting is conducted in an orderly fashion and that stockholders wishing to speak at the meeting have a fair opportunity to speak, the Company will have certain guidelines and rules for the conduct of the meeting.

What vote is required to approve each item?

Election of directors.
Director candidates who receive the highest number of votes cast will be elected. This number is called a plurality. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more director(s) will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of appointment of independent auditors.
Ratification of the Audit Committee’s appointment of independent auditors for 2004 requires a majority of the votes cast.

How are the votes counted?

Voting results are tabulated and certified by National City Bank. In addition, the Company’s Inspectors of Election will tabulate votes cast at the meeting, together with the votes cast by proxy.

Are the proxy materials and annual report available electronically?

This proxy statement and the 2003 annual report are available on the Company’s website on the Investor Relations — Financial Reports page at www.ciionline.com. Registered stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a registered stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by completing the portion of your proxy card or by following the instructions provided when voting over the Internet or by telephone. You can also choose electronic access by calling the Company’s Shareholder Services toll-free number 800-622-6757 provided by National City Bank.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call Shareholder Services toll-free number 800-622-6757, write to National City Bank, Corporate Trust Operations, Department 5352, Post Office Box 92301, Cleveland, Ohio 44193-0900 or contact the Company.

Who pays for the solicitation of proxies?

The Company is paying for the preparation, distribution and solicitation of proxies. The Company expects fees and expenses for this process to be approximately $15,000. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies. As part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that the Company maximizes stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The board has adopted and adheres to Corporate Governance Guidelines which the board and management believe promote this purpose, are sound and represent best practices. The Company continually monitors and reviews these guidelines, the laws of Delaware (the Company’s state of incorporation), the rules and listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and the regulations of the Securities and Exchange Commission (“SEC”), as well as best practices suggested by recognized governance authorities. The board-adopted Corporate Governance Guidelines document was attached as an exhibit to the 2003 proxy statement and can be viewed on the Company’s website on the Investor Relations — Corporate Governance page at www.ciionline.com.

The Board of Directors, in accordance with the provisions of the Company’s Restated Certificate of Incorporation and by-laws, is comprised of seven directors. The board has determined that each of its members, other than Mark V. Kaminski, the Company’s President and Chief Executive Officer, meets independence standards under Nasdaq rules.

The board is divided into three classes and members of each class hold office for a term of three years. The term of one class expires each year. Directors are encouraged to attend the Company’s annual meetings of stockholders and all six of the directors attended the annual meeting in 2003.

The Board of Directors has responsibility for establishing broad corporate policies and for the overall strategic direction of the Company, although it is not involved in day-to-day operations. Members of the board are kept informed of the Company’s business by reviewing materials and various documents, by participating in meetings of the Board of Directors and its committees, and through discussions regarding operations and financial reports made at board and committee meetings by the Chief Executive Officer, the Chief Financial Officer and other members of management.

Stockholders may communicate with any of the Company’s directors, the board as a group or any board committee as a group by: (1) sending an e-mail to the board, a particular director or committee at Directors@ciionline.com or (2) mailing correspondence c/o Corporate Secretary, Commonwealth Industries, Inc., PNC Plaza — 19th Floor, 500 West Jefferson Street, Louisville, Kentucky 40202 or (3) calling and leaving a voicemail message on the Company’s compliance information line toll-free number 866-912-4357. The board has delegated to the Corporate Secretary, or her designee, responsibility for determining in her discretion whether the communication is appropriate for director, committee or board consideration. According to the policy adopted by the board, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Company’s ordinary course of business operations, billing issues, product or service related inquiries, order requests and similar issues to the appropriate individual within the Company. All other communications are to be submitted to the board as a group, to the particular director or committee to whom it is addressed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient, as the case may be. If you send an e-mail or letter or leave a voicemail message to the board, a committee or a director, you will receive a written acknowledgement from the Corporate Secretary’s office confirming receipt of your communication.

COMMITTEES AND MEETINGS OF THE BOARD

The Board of Directors met eleven times in 2003 and the number of meetings each committee held are reflected in the following table. Attendance by directors at board and committee meetings averaged over 95%. All directors attended at least 91% of the board and committee meetings. The Board of Directors has the following standing committees: Audit Committee, Management Development and Compensation Committee and Nominating and Corporate Governance Committee. Only independent directors serve on these committees, meeting Nasdaq standards for independence. The following table describes the board’s standing committees:

COMMITTEE			MEETINGS
NAME	MEMBERS	FUNCTIONS OF THE COMMITTEE	IN 2003
Audit	C. Frederick Fetterolf,	• Appoints and terminates the independent auditors
Committee	Chair	• Reviews with independent auditors the plans for and results of the audit engagement	15
	Steven J. Demetriou Larry E. Kittelberger	• Approves professional services and fees to be rendered by the independent auditors and fees associated therewith
	Paul E. Lego	• Reviews the independence and performance of independent auditors
• Reviews the adequacy of internal controls of the Company and its subsidiaries, including systems for monitoring risk, financial control and compliance with law
• Monitors potential conflicts of interest of directors and management
• Oversees the process of disclosure and communications
• Reviews with independent auditors and management critical accounting policies and practices
• Reviews with independent auditors and management major issues regarding accounting principles and financial statement presentations
• Reviews the Company’s compliance program and procedures for receipt, retention and treatment of confidential complaints received by the Company
• Performs such other duties as may be assigned from time to time by the board

COMMITTEE			MEETINGS
NAME	MEMBERS	FUNCTIONS OF THE COMMITTEE	IN 2003
Management Development	Catherine G. Burke, Chair	• Provides oversight of management development and compensation and of human resources policies of the Company
and Compensation	Steven J. Demetriou C. Frederick Fetterolf	• Reviews and determines compensation and other benefits for the Chief Executive Officer and all other executive officers	6
Committee	Paul E. Lego	• Determines or administers the Company’s incentive plans
• Determines whether to engage advisors or experts, as it deems appropriate, to discharge its duties and responsibilities
• Performs such other duties as may be assigned from time to time by the board

COMMITTEE			MEETINGS
NAME	MEMBERS	FUNCTIONS OF THE COMMITTEE	IN 2003
Nominating and	John E. Merow, Chair	• Makes recommendations to the board regarding the appropriate size and composition of the board
Corporate Governance	Catherine G. Burke Larry E. Kittelberger	• Recommends to the board candidates for election as directors or nominees to fill vacancies occurring between annual meetings	5
Committee	Paul E. Lego	• Considers all nominees for director recommended by stockholders if submitted in compliance with the Company’s by-laws
• Recommends to the board candidates for appointment as chair and members of other board committees
• Establishes procedures for the committee to exercise oversight of evaluation of the board and management
• Monitors the corporate governance principles and makes recommendations to the board for changes when appropriate
• Administers the board’s self-evaluation and shares the results thereof with the board for discussion and deliberation
• Determines whether to engage special counsel or other experts or consultants, as it deems appropriate, to discharge its duties and responsibilities
• Performs such other duties as may be assigned from time to time by the board

PROPOSAL 1: ELECTION OF DIRECTORS

At the annual meeting, two directors are to be elected. The terms of Paul E. Lego and John E. Merow expire at the meeting. Nominees for election this year are Messrs. Lego and Merow. Each nominee has consented to serve, if elected, for a three-year term that will expire in 2007. If a director should unexpectedly become unable or unwilling to serve, proxy holders can vote for such other person as the Nominating and Corporate Governance Committee may recommend in place of such director. Additionally, in lieu of designating a substitute, the board may amend the by-laws to reduce the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES.

THE NOMINEES

Paul E. Lego

Chairman of the Board; President, Intelligent Enterprises; Retired Chairman of the Board and Chief Executive Officer, Westinghouse Electric Corporation

Director since 1995

Committees – Audit; Management Development and Compensation; Nominating and Corporate Governance

	Age: 73	Expiration of term, if elected, 2007. From 1990 until his retirement in 1993, Mr. Lego was Chairman of the Board of Directors and Chief Executive Officer of Westinghouse Electric Corporation. He is a Director, Chairman of the Finance Committee and member of the Compensation Committee of Lincoln Electric Holdings, Inc. Mr. Lego is an Emeritus Trustee of the University of Pittsburgh and a member of the American Society of Corporate Executives.

	John E. Merow Retired Chairman and Senior Counsel, Sullivan & Cromwell LLP Director since 1995 Committee – Nominating and Corporate Governance, Chair Age: 74	Expiration of term, if elected, 2007. Mr. Merow was a Partner in the law firm of Sullivan & Cromwell LLP from 1965 through 1996, and Chairman and Senior Partner from 1987-1994. Mr. Merow is a Director of each of the investment companies (23) in the Seligman Group Investment Companies and a member of their Audit Committees and the Board Operations Committees. He is also an Executive Committee member and Secretary of the United States Council for International Business, a Trustee of New York-Presbyterian Hospital and Vice Chairman of New York-Presbyterian Healthcare System, Inc.

CONTINUING DIRECTORS

Catherine G. Burke

Associate Professor, School of Policy, Planning and Development, University of Southern California

Director since 1995

Committees – Management Development and Compensation, Chair; Nominating and Corporate Governance Committee

	Age: 64	Expiration of term, 2006. Dr. Burke has been a member of the faculty of the School of Policy, Planning and Development at the University of Southern California since 1973. She has been a panelist and consultant to the Office of Technology Assessment of the U.S. Congress and a member of the Los Angeles County Citizens’ Economy and Efficiency Commission. Dr. Burke has provided management consultation to public and private sector organizations in the United States, Canada, Australia, England and Denmark.

	Steven J. Demetriou President and Chief Executive Officer, Noveon, Inc. Director since 2002 Committees – Audit; Management Development and Compensation Age: 45	Expiration of term, 2005. Mr. Demetriou has been President, Chief Executive Officer and Director of Noveon, Inc. since 2001. He served as Executive Vice President of IMC Global Inc. and President of IMC Crop Nutrients from 1999 to 2001. Mr. Demetriou served in a number of leadership positions with Cytec Industries Inc. from 1997 to 1999. From 1981 to 1997, Mr. Demetriou held various positions with Exxon Corporation.

	C. Frederick Fetterolf Retired President and Chief Operating Officer, Aluminum Company of America (Alcoa) Director since 1997 Committees – Audit, Chair; Management Development and Compensation Age: 75	Expiration of term, 2005. Mr. Fetterolf was President and Chief Operating Officer of Aluminum Company of America, Inc. (Alcoa) from 1985 to 1991, and served as President of Alcoa from 1983 to 1985. He is a Director of Allegheny Technologies, Inc. and member of its Compensation Committee and Technology Committee. He formerly served as Chair of the Audit Committee for Mellon Bank, NA, Chair of the Audit Committee of Praxair, Inc. and member of the Audit Committee of Union Carbide Corp.

Mark V. Kaminski President and Chief Executive Officer, Commonwealth Industries, Inc. Director since 1990 Age: 48	Expiration of term, 2005. Mr. Kaminski joined the Company in 1987 as Marketing Manager. In 1989 he was promoted to Vice President Operations, and in 1991 he became President and Chief Executive Officer. Mr. Kaminski is a Director of Secat, Inc. (a research company affiliated with the University of Kentucky).

Larry E. Kittelberger

Senior Vice President, Administration and Chief Information Officer, Honeywell International Inc.

Director since 2000

Committees – Audit;
Nominating and Corporate Governance

Age: 55	Expiration of term, 2006. Mr. Kittelberger has been Senior Vice President, Administration and Chief Information Officer of Honeywell International Inc. since 2001. He served as Senior Vice President and Chief Information Officer of Lucent Technologies Inc. from 1999 to 2001 and for Allied Signal, Inc. from 1995 to 1999. From 1970 to 1995, Mr. Kittelberger held a number of positions with Tenneco, Inc. He is a Director of Arbitron, Inc., a member of the Audit Committee, Chair of the Technology Strategy Committee and a member of the Nominating and Board Governance Committee. He also serves on the Advisory Boards of AT&T Corp., International Business Machines Corporation and the School of Information Sciences and Technology at Pennsylvania State University.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee of the Board of Directors is comprised of four directors and met five times in 2003. The Board of Directors has determined that committee members have no financial ties to the Company (other than director compensation and equity ownership as described in this proxy statement) and, as required by the committee’s charter, meet Nasdaq standards for independence. The Nominating and Corporate Governance Committee operates under a written charter setting out the functions and responsibilities of this committee. A copy of the amended and restated charter is attached hereto as Exhibit A and can also be viewed on the Company’s website on the Investor Relations — Corporate Governance page at www.ciionline.com.

PROCESS FOR NOMINATING DIRECTORS

The Nominating and Corporate Governance Committee identifies director nominees from various sources such as officers, directors, stockholders and third party consultants. In 2003, the committee did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as other nominees. The committee will assess all director nominees taking into account several factors, including, but not limited to, issues such as the current needs of the board and the nominee’s: (i) integrity, honesty and accountability, (ii) experience and expertise relevant to the Company’s business, (iii) ability and willingness to commit adequate time to board and committee matters, (iv) fit of personality and skills in harmony with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company and (v) independence and absence of conflicts of interest. The committee does not set specific minimum qualifications for nominees. The committee’s review of a director nominee typically is based on any written materials provided with respect to the candidate. Additional information or an interview may be sought if the committee determines that would be appropriate.

STOCKHOLDER NOMINATIONS

Under the Company’s by-laws, nominations for director may be made only to the board or a board committee or by a stockholder of record entitled to vote. In order for a stockholder to make a nomination, the stockholder must provide advance notice to the Company, along with the additional information and materials required by the by-laws, to the Company’s Corporate Secretary at the below address not less than sixty days nor more than ninety days prior to the date of the meeting. For the annual meeting in 2005, the Company must receive notice on or after January 21, 2005 and before February 21, 2005. You can obtain a copy of the full text of the by-laws provision by writing to the Corporate Secretary, PNC Plaza — 19th Floor, 500 West Jefferson Street, Louisville, Kentucky 40202. The by-laws can also be viewed at the Company’s website on the Investor Relations — Corporate Governance page at www.ciionline.com. The Company received no stockholder proposals or nominations during the year.

Nominating and Corporate Governance Committee

John E. Merow, Chair
Catherine G. Burke
Larry E. Kittelberger
Paul E. Lego

COMPENSATION AND OTHER TRANSACTIONS WITH DIRECTORS

The Company does not pay directors who are also officers of the Company additional compensation for their service as directors. In 2003, directors who were not employees of the Company were paid the following:

•	An annual retainer of $15,000 ($30,000 for the Chairman of the Board of Directors);

•	An additional annual retainer of $5,000 for the chair of a board committee;

•	An attendance fee of $1,000 for each day on which a meeting of the board or of a board committee occurs;

•	An attendance fee of $500 for each Audit Committee meeting held prior to an earnings release or prior to filing the Company’s 10-Q’s or prior year’s 10-K; and

•	Expenses incurred when attending board and committee meetings.

Under the 1997 Stock Incentive Plan, as amended, non-employee directors are entitled to an annual automatic grant of:

•	A non-qualified ten-year option to purchase 10,000 shares of Company common stock on the date the director becomes a non-employee director and on each succeeding January 1 (exercisable commencing one year from the date issued); and

•	Common stock having a fair market value of $15,000 on the date the director becomes a non-employee director and on each succeeding January 1.

The option price has been fixed as the “fair market value” of the common stock as of the date of grant, which is defined as the mean between the highest and lowest reported sales price of the common stock on the date issued or, if no common stock was traded on that day, on the first preceding day on which there was such a trade.

The annual automatic option issued to non-employee directors for 2003 of 10,000 shares of common stock was made on January 1, 2003 at an exercise price of $6.755 per share. Each director received a common stock grant of 2,220 shares as of January 1, 2003. Further, each director received a common stock grant of 1,571 shares as of January 1, 2004 at an exercise price of $9.545.

As of January 1, 2004, directors who were not employees of the Company were paid the following:

•	An annual retainer of $35,000 ($50,000 for the Chairman of the Board of Directors);

•	An additional annual retainer of $5,000 for the Chair of a board committee;

•	An attendance fee of $1,500 for each day on which an in-person meeting of the board or of a board committee occurs;

•	An attendance fee of $1,000 for each telephonic meeting, including meetings that the Audit Committee holds prior to an earnings release or prior to filing the Company’s periodic report on Form 10-Q’s or Form 10-K;

•	Expenses incurred when attending board and committee meetings; and

•	Under the 1997 Stock Incentive Plan, as amended, an annual automatic grant of common stock having a fair market value of $15,000 on the date the director becomes a non-employee director and on each succeeding January 1.

The provision providing for the automatic grant of an option to purchase 10,000 shares of Company common stock on the date the director becomes a non-employee director and on each succeeding January 1 has been terminated with no grants made as of January 1, 2004.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four directors and met fifteen times in 2003. The Board of Directors has determined that the Audit Committee members have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this proxy statement) and meet Nasdaq standards for independence.

The Board of Directors has determined that C. Frederick Fetterolf meets the criteria of an “audit committee financial expert” (defined by SEC regulations) as a result of his experience in corporate executive positions, including having held the position of Chief Operating Officer of Alcoa, having served as Chair of the Audit Committees for Mellon Bank, NA and Praxair, Inc. and as a member of the Audit Committee of Union Carbide Corp. The Board of Directors has also determined that at least one member of the Audit Committee meets Nasdaq standards regarding accounting or related financial management experience and, concurrently, the Board of Directors has determined that each of the members meet the “financial literacy” requirements of Nasdaq standards.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and amended, as required, to reflect changes incorporated as a result of rule changes adopted by the SEC and Nasdaq. The Audit Committee charter was attached as an exhibit to the 2003 proxy statement and can be viewed on the Company’s website on the Investor Relations - Corporate Governance page at www.ciionline.com.

As set forth in the Audit Committee charter, the purpose of the Audit Committee is to assist with board oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence;

•	The performance of the independent auditors and the Company’s internal audit function; and

•	The Company’s compliance and conflict of interest policies and procedures.

It is also the purpose of the Audit Committee:

•	To provide an open avenue of communication among the independent auditors, financial personnel, executive management, internal auditors and the board;

•	To receive complaints related to accounting, internal accounting controls or auditing matters; and

•	To encourage continuous improvement of and to foster adherence to the Company’s accounting, financial reporting, conflict of interest and compliance policies, procedures and practices.

The Audit Committee charter provides that management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and for reporting thereon.

In performing its oversight role, the Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. Reference is made to the disclosure in Item 9A of the Company’s Annual Report on Form 10-K for fiscal year 2003 regarding the Company’s internal controls. The Audit Committee has reviewed, considered and discussed these matters and the audited financial statements prior to issuance with both management and the Company’s independent auditors. The Audit Committee regularly met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the committee. The Audit Committee also met privately with appropriate executive management, including the Chief Financial Officer and the General Counsel, each of whom has unrestricted access to the Audit Committee. Management advised the Audit Committee in each case that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant issues with the Audit Committee. The independent auditors: (a) audited the financial statements prepared by management, (b) expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and (c) discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

As part of these reviews, the Audit Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect (as amended by Statement on Auditing Standards No. 90) (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee implemented a procedure to monitor auditor independence, reviewed non-audit services performed by PricewaterhouseCoopers LLP and discussed with the auditors their independence. Further, the Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These items relate to that firm’s independence from the Company.

The Audit Committee reviewed with the independent auditors, executive management, internal auditors and appropriate Company financial personnel major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure and the objectivity of financial reporting. As part of the process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing steps taken to implement recommended improvements in internal procedures and controls. Reference is made to the disclosure in Item 9A of the Company’s Annual Report on Form 10-K for fiscal year 2003 regarding findings related to the Company’s internal controls. The Audit Committee also discussed with the Company’s executive management, appropriate Company financial personnel, internal auditors and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, as required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

The Audit Committee appointed PricewaterhouseCoopers LLP as independent auditors for the Company for 2003 and appointed PricewaterhouseCoopers LLP as independent auditors for 2004 after reviewing the firm’s performance and independence from management.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2003 for filing with the SEC.

Audit Committee

C. Frederick Fetterolf, Chair
Steven J. Demetriou
Larry E. Kittelberger
Paul E. Lego

CODE OF CONDUCT

The Board of Directors has approved a Code of Conduct that applies to all directors, officers and employees, and the Company requires that all directors, officers and employees adhere to the Code of Conduct. The Code of Conduct, among other things, requires that all directors, officers and employees avoid conflicts of interest, comply with all laws and legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. All directors, officers, managers and certain other employees are required to annually certify as to any actual or potential conflicts of interest between the employee and the Company. Any waivers or any amendments thereto of the Code of Conduct must be approved by the Board of Directors.

The Company has implemented a Compliance Program pursuant to which training is provided to all employees regarding the Code of Conduct and other legal and employment obligations. Employees are required to report any conduct that the employee believes in good faith to be an actual or apparent violation of the Code of Conduct. The Company has established and communicated to all employees the process by which confidential anonymous submissions of any report, complaint, concern or question regarding questionable accounting, auditing matters or other conduct may be reported. Further, the Audit Committee of the Board of Directors has established procedures to receive, retain and address any complaints, issues or questions regarding internal accounting controls, audit matters or other matters related to the compliance program.

The Company has filed a copy of the Code of Conduct with the SEC as an exhibit to its December 31, 2003 Annual Report on Form 10-K. A copy of the Code of Conduct is also posted on the Company’s website on the Investor Relations - Corporate Governance page at www.ciionline.com.

RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent public accounting firm to audit the Company’s financial statements for the fiscal year beginning January 1, 2004. In making this appointment, the Audit Committee considered whether the audit and non-audit services to be provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of the Company’s outside auditors. The Audit Committee has adopted a policy and procedures to set forth the manner in which the Audit Committee shall review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained. A copy of the policy and procedures is attached to this proxy statement as Exhibit B.

The following table sets forth the aggregate fees charged by PricewaterhouseCoopers LLP for professional services rendered for years 2003 and 2002.

Services	2003	2002
Audit Fees
Audit of Financial Statements	$518,500	$292,184

Total Audit Fees	$518,500	$292,184

Audit Related Fees
Audit of Employee Benefit Plans	$83,000	$76,300
State Incentive Tax Credit Procedures	$3,000	$3,000
Review of Controls/System 2.0 Project (Information System Redesign Project)	$19,000	$0
Review of Implementation Status of JD Edwards Systems	$10,000	$0
Internal Control Consultation/Section 404	$15,000	$0
Due Diligence Consultation	$3,500	$0

Total Audit Related Fees	$133,500	$79,300

Tax Fees
Tax Compliance	$0	$5,300

Total Tax Fees	$0	$5,300

All Other Fees
Use of Compario Accounting Database	$1,400	$0

Total All Other Fees	$1,400	$0

TOTAL FEES FOR ALL SERVICES	$653,400	$376,784

BENEFICIAL OWNERSHIP OF COMMON STOCK

OWNERSHIP BY OTHERS

The following table sets forth information with respect to each person believed by the Company to be the beneficial owner of 5% or more of the Company’s common stock on the dates noted.

Name and Address	Number of		Percent of
of Beneficial Owner	Shares Owned		Class (g)
Ironwood Capital Management, LLC 21 Custom House Street Boston, Massachusetts 02110	1,401,725	(a)	8.75%

J.R. Simplot and J.R. Simplot, as trustee Self-Declaration of Revocable Trust 999 Main Street Boise, Idaho 83702	1,270,900	(b)	7.93%

Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,239,167	(c)	7.73%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, Wisconsin 53202	1,097,100	(d)	6.85%

Merrill Lynch Investment Manager, L.P. World Financial Center, North Tower 250 Vesey Street New York City, New York 10381	815,600	(e)	5.03%

Franklin Resources, Inc. One Frontier Parkway San Mateo, California 94404	800,000	(f)	5.00%

(Footnotes on following page.)

(a)    Based solely on a Schedule 13G dated February 17, 2004 filed with the SEC by Ironwood Capital Management, LLC. The Schedule 13G reports that the shares are beneficially owned by Ironwood Capital Management, LLC, Warren J. Isabelle, Richard L. Droster, Donald Collins, and that each has shared power to dispose of or direct the disposition of all of the above-noted shares.

(b)    Based solely on Amendment Number 8 to Schedule 13D dated January 12, 2004 filed with the SEC by J.R. Simplot and J.R. Simplot, as Trustee, Self-Declaration of Revocable Trust (the “Trust”). Simplot and the Trust reported sole power to vote and dispose of all of the above-noted shares of common stock.

(c)    Based solely on a Schedule 13G dated February 6, 2004 filed with the SEC by Dimensional Fund Advisors, Inc. Dimensional reported sole power to vote and dispose of all of the above-noted shares of common stock.

(d)    Based solely on a Schedule 13G dated February 12, 2004 filed with the SEC by Heartland Advisors, Inc. and William J. Nasgovitz. The Schedule 13G reports that Heartland Advisors, Inc. and William J. Nasgovitz, jointly, have sole power to vote and dispose of all of the above-noted shares of common stock.

(e)    Based solely on a Schedule 13G dated January 27, 2004 filed with the SEC by Merrill Lynch & Co, Inc. on behalf of Merrill Lynch Investment Managers. Merrill Lynch reported shared voting power to vote and dispose of all of the above-noted shares of common stock.

(f)    Based solely on a Schedule 13G/A dated February 12, 2004 filed with the SEC by Franklin Resources, Inc., Franklin Advisory Services, LLC, Charles B. Johnson and Rupert H. Johnson, Jr. The Schedule 13G/A reports that: (1) the shares are beneficially owned by investment companies or other managed accounts which are advised by investment advisory subsidiaries of Franklin Resources, Inc.; (2) advisory contracts grant to such advisory subsidiaries all voting and investment power over the shares; (3) Charles B. Johnson and Rupert H. Johnson, Jr. are principal stockholders of Franklin Resources, Inc.; and (4) Franklin Advisory Services, LLC has sole power to vote and dispose of all of the above-noted shares.

(g)    Calculations based on outstanding shares as of March 5, 2004.

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 1, 2004, the number of shares of common stock of the Company beneficially owned by each director, each executive officer named in the Summary Compensation Table appearing later in this proxy statement, and all directors and executive officers as a group, and the percentage of common stock such ownership represented on that date.

Each person has sole investment and voting power with respect to the shares set forth below unless otherwise noted.

		Common Stock
		Beneficial Owner has
	Common Stock	the Right to Acquire
	Beneficially Owned	Not Included in		Percent
Name of Beneficial Owner	(a)	Previous Column (b)	Total	of Class
Catherine G. Burke	19,605	41,500	61,105	*
Steven J. Demetriou	5,825	20,000	25,852	*
C. Frederick Fetterolf	17,605	39,500	57,105	*
Mark V. Kaminski	154,727	440,000	594,727	3.7%
Larry E. Kittelberger	12,454	35,000	47,454	*
Paul E. Lego	15,605	47,500	63,105	*
John E. Merow	31,605	41,500	73,105	*
Donald L. Marsh Jr.	39,165	135,000	174,165	*
John J. Wasz	18,914	63,000	81,914	*
Patrick D. King	1,346	0	1,346	*
William R. Witherspoon	0	20,000	20,000	*
All Directors and Executive Officers as a group (16 persons)	346,900	935,000	1,281,900	8.0%

*Less than 1.00%

(Footnotes on following page.)

(a)     Includes shares held in the Company’s 401(k) Plan for the accounts of individuals as follows: Mr. Kaminski – 7,939 shares; Mr. Marsh – 7,504 shares; Mr. Wasz – 18,794; Mr. King – 1,346 shares; Mr. Witherspoon – 0 shares; and executive officers as a group (10 persons) – 56,633 shares. Also, in June 2003 the Company’s Deferred Compensation Plan was terminated and stock was distributed as follows: Mr. Kaminski – 53,644 shares; Mr. Marsh – 17,179 shares; and Mr. Wasz – 120 shares. Also includes shares held in the Company’s Dividend Reinvestment Plan by Mr. Marsh – 1,982 shares.

(b)     Shares of common stock that the individual had the right to acquire within sixty days of March 1, 2004 through the exercise of options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who beneficially own more than 10% of its common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC and furnish a copy thereof to the Company. Based solely upon a review of Company records and other information and written representations from certain reporting persons, the Company believes that all of the reporting persons complied with all applicable filing requirements with respect to 2003.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s common stock with that of Standard & Poor’s Small Cap 600 and a peer group index. The graph assumes that the value invested in the Company’s common stock and each index was $100 at December 31, 1998 and that all dividends (where applicable) were reinvested. The data is provided in table format below.

The peer group selected by the Company consists of Century Aluminum Company, IMCO Recycling, Inc., Quanex Corporation, Steel Dynamics, Inc., Steel Technologies, Inc. and Wolverine Tube, Inc. The self-determined peer group has not been modified from the peer group noted in the 2003 proxy statement.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Commonwealth Industries, Inc.	$100.00	$141.19	$50.36	$54.56	$81.94	$123.19
S&P Small Cap 600	$100.00	$112.40	$125.67	$133.88	$114.30	$158.63
Peer Group Index	$100.00	$118.95	$81.67	$97.87	$98.21	$159.92

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors consists entirely of independent directors under Nasdaq standards and “outside directors” under Section 162(m) of the Internal Revenue Code. The committee operates under a written charter adopted by the Board of Directors and reviewed annually. The Management Development and Compensation Committee Charter was attached as an as an exhibit to the 2003 proxy statement and can be viewed on the Company’s website on the Investor Relations — Corporate Governance page at www.ciionline.com.

The committee approves the policies and practices under which compensation is paid or awarded to the Company’s executive officers. The committee from time to time considers the advice of independent outside consultants and experts in determining the appropriateness of the level and composition of compensation.

Compensation Philosophy. The committee believes that compensation opportunities must compare favorably with those found in comparable sectors if the Company is to attract and retain executives with the capability to meet corporate business objectives. The Company rewards differentially based upon the complexity, scope and impact of the work required in a role and the work performance of the role incumbent. Individual recognition and rewards are linked to corporate objectives. The committee believes that executive officers should have a significant portion of their compensation “at risk” and tied to the long-term performance of the Company’s stock.

Compensation Program. The Company’s compensation program for executive officers consists of three key elements:

•	Base salary;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

Executive Compensation Guiding Principles.

•	Compensation should be related to performance (individual and Company performance measured against both financial and non-financial goals and objectives);

•	Incentive compensation should be a greater part of total compensation for executive positions (the proportion of an employee’s total compensation that varies with performance should increase as the scope and level of the individual’s responsibilities increase);

•	Incentive compensation should balance short- and long-term performance (through the design of the Company’s compensation program, the committee looks to balance the focus of all employees on achieving strong short-term, or annual, results in a manner that will ensure the Company’s long-term viability and success);

•	Compensation levels should be competitive (to achieve the stated goals, the committee has reviewed compensation survey data from independent sources to ensure that total compensation is competitive and the Company targets executive compensation to deliver pay levels between the 50th and 75th percentile of a comparison group); and

•	The committee seeks to maximize the tax deductibility of compensation as appropriate.

The committee believes these principles best serve the interests of stockholders by ensuring the Company’s executive officers are compensated in a way that aligns their interests with those of stockholders. Thus, a substantial portion of their comprehensive compensation program is placed “at risk.” Stock options are a substantial portion of the executive officers’ long-term compensation, with a value directly related to the stock price appreciation realized by the Company’s stockholders.

The committee’s judgments concerning executive compensation payments and awards during 2003 were based upon the committee’s assessment of the Company’s executive officers performance, the continuing demand for superior executive talent, the Company’s overall performance and the Company’s future objectives and challenges.

Base Salary. The purpose of the base salary is to provide compensation that is competitive with that offered by other companies with which the Company competes for executive services. Base salaries of the Company’s executive officers, other than Chief Executive Officer (“CEO”), including any annual or other adjustments, are recommended by the CEO and approved by the committee, taking into account such factors as competitive industry salaries, a subjective assessment of the responsibilities of the position, the complexity of the work and the contribution and experience of the officer. The committee establishes the base salary of the CEO in executive session.

Annual Incentive Compensation. The purpose of the annual incentive compensation program is to align officer pay with short-term (annual) performance of the Company. In 2003, the annual incentive compensation program gave the CEO the opportunity to earn up to 150% of his base salary (target bonus) and each Executive Vice President the opportunity to earn an annual payment of up to 150% of his base salary. The annual incentive compensation program gave each Vice President the opportunity to earn an annual incentive award of up to 75% of his or her base salary. Each year the committee defines a minimum annual performance threshold for the Company, the achievement of which funds is an objective component of the target bonus; the remaining portion of the target bonus is tied to a subjective assessment of individual performance. The potential for the performance component of the 2003 incentive award was tied to the Company achieving a specified level of return on capital employed. The committee assesses the work performance of the CEO and all other executives based on the individual level of achievement of predetermined annual priority tasks. The incentive award for the Executive Vice Presidents and Vice Presidents is recommended to the committee based on the achievement of specific work priorities as judged by the CEO and approved by the committee.

For 2003 the Company did not achieve the predetermined rate of return on capital employed and the committee determined not to award a subjective component under the incentive compensation for the CEO, Executive Vice Presidents or Vice Presidents of the Company.

Long-Term Incentive Compensation. The purpose of the long-term incentive compensation program is to align long-term interests of executive officers with those of the stockholders. Generally, the committee makes grants of stock options to executive officers once a year. These options have an exercise price equal to the fair market value of the share on the day of the option grant or, if no common stock was traded that day, on the first preceding day on which there was such a trade. These options generally vest within three years and expire ten years from the date of grant.

Chief Executive Officer Compensation. Compensation for the CEO, Mr. Kaminski, reflects the same elements and the factors as those described above. In February 2003 the committee set Mr. Kaminski’s base salary at $675,000. In 2003 the annual incentive compensation program gave the CEO the opportunity to earn up to 150% of his base salary. Therefore, 60% of Mr. Kaminski’s compensation (base salary plus incentive compensation) was “at risk” and subject to achieving the planned financial performance of the Company and predetermined priority tasks. As the Company did not achieve the financial target for 2003, the committee did not award the CEO incentive compensation for 2003.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the tax deduction for individual compensation paid to the CEO and the four other most highly paid executives to $1,000,000 paid as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The committee believes it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a way that satisfies statute requirements. However, the committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards if necessary to enable the Company to meet overall objectives, even if the Company may not be able to deduct a portion of compensation.

Management Development and Compensation Committee

Catherine G. Burke, Chair
Steven J. Demetriou
C. Frederick Fetterolf
Paul E. Lego

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003:

•	None of the members of the Management Development and Compensation Committee was an officer, a former officer or employee of the Company or any of its subsidiaries;

•	None of the members of the Management Development and Compensation Committee entered into or agreed to enter into any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000;

•	None of the Company’s executive officers served on the compensation committee or board committee with similar functions or, if there was no such committee, the entire board of directors of another entity where one of the entity’s executive officers served on the Company’s Management Development and Compensation Committee;

•	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Management Development and Compensation Committee; and

•	None of the Company’s executive officers served on the compensation committee or board committee with similar functions or, if there was no such committee, the entire board of directors of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth for years 2001, 2002 and 2003 the annual and long-term compensation paid or accrued for those years by the Company to the CEO and the four most highly compensated executives of the Company who were serving as executive officers on December 31, 2003 (the “named officers”).

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION (a)						LONG-TERM COMPENSATION AWARDS (e)
				BONUS
					SPECIAL
					TARGET
					AWARDS AND
					TERMINATION		NUMBER
				INCENTIVE	PAYMENTS		OF SHARES
				COMPEN-	UNDER THE		UNDERLYING	ALL OTHER
NAME AND PRINCIPAL				SATION	1999		STOCK	COMPEN-
POSITION	YEAR	SALARY		PLAN (c)	PROGRAM (d)	TOTAL	OPTIONS	SATION (f)
MARK V. KAMINSKI	2003	$700,962	(b)	$0	$0	$0	100,000	$49,805
President and Chief	2002	$659,856		$571,860	$1,461,182	$2,033,042	100,000	$47,613
Executive Officer	2001	$675,004		$0	$2,010,437	$2,010,437	100,000	$45,818

DONALD L. MARSH JR.	2003	$364,500	(b)	$0	$0	$0	35,000	$29,172
Executive Vice President	2002	$343,125		$185,854	$1,239,253	$1,425,107	35,000	$53,513
and Chief Financial Officer	2001	$351,000		$0	$1,725,064	$1,725,064	35,000	$31,293

JOHN J. WASZ	2003	$307,190	(b)	$0	$0	$0	35,000	$14,043
Executive Vice President	2002	$279,984		$214,050	$316,842	$530,892	35,000	$12,343
and President Alflex	2001	$275,004		$0	$444,421	$444,421	35,000	$16,560

PATRICK D. KING	2003	$292,558	(b)	$0	$0	$0	35,000	$9,217
Executive Vice President	2002	$148,077		$146,777	$0	$146,777	35,000	$125,180
and Chief Commercial Officer (g)	2001	—		—	—	—	—	—

WILLIAM R. WITHERSPOON	2003	$210,218	(b)	$0	$0	$0	5,000	$8,958
Vice President Aluminum	2002	$181,902		$100,444	$0	$100,444	5,000	$7,499
Operations	2001	$188,910		$0	$694,061	$694,061	5,000	$15,212

(Footnotes on following page.)

(a)    Compensation deferred at the election of the named officer is included in the category and year in which it would have otherwise been reported had it not been deferred.

(b)    The annual 2003 approved base salaries were: Mr. Kaminski – $675,000, Mr. Marsh – $351,000, Mr. Wasz – $297,417, Mr. King – $281,722 and Mr. Witherspoon – $203,530. However, due to the timing of payroll periods, an additional pay period was paid during 2003 for a total of 27 pay periods.

(c)    The amounts reported in this column represent payments made with respect to 2002 under the Company’s incentive compensation plan. No payments were made with respect to 2001 or 2003 under the Company’s incentive compensation plan.

(d)    In December 2001 the Management Development and Compensation Committee terminated the 1999 Executive Stock Purchase Incentive Program (the “1999 Program”). The amounts reported represent payments made pursuant to the 1999 Program: (i) non-performance based Service Award payments made in April 2001 under the 1999 Program as follows: Mr. Kaminski – $535,000, Mr. Marsh – $473,721, Mr. Wasz – $124,949 and Mr. Witherspoon – $110,535; and (ii) termination payments on termination of the 1999 Executive Stock Purchase Incentive Program: Mr. Kaminski $1,475,437 first installment payment made in 2001 and $1,461,182 second installment payment made in 2002 for a total termination payment of $2,936,619, Mr. Marsh – $1,251,343 first installment payment made in 2001 and $1,239,253 second installment payment made in 2002 for a total termination payment of $2,490,596, Mr. Wasz – $319,472 first installment payment made in 2001 and $316,386 second installment payment made in 2002 for a total termination payment of $635,858, and Mr. Witherspoon – $583,526 total termination payment made in 2001.

(e)    No amounts of restricted stock were awarded during 2001, 2002 or 2003. No long-term incentive payments were made during 2001, 2002 or 2003.

(f)    Includes matching contributions to the Company’s 401(k) Plan for 2003: Mr. Kaminski – $6,000, Mr. Marsh – $6,000, Mr. Wasz – $6,000, Mr. King – $7,297 and Mr. Witherspoon – $6,000. Also includes contributions made by the Company to its Deferred Compensation Plan for 2002 but paid in 2003: Mr. Kaminski – $33,739, Mr. Marsh – $18,423 and Mr. Wasz – $6,000. In June 2003, the Company’s Deferred Compensation Plan was terminated and all assets were liquidated and distributed in accordance with the Plan. Also includes the value of life insurance premiums paid by the Company for 2003: Mr. Kaminski – $2,640, Mr. Marsh – $1,853, Mr. Wasz – $1,563, Mr. King – $1,489 and Mr. Witherspoon – $1,052.

Also includes the following: payment of $108,090 to Mr. King for relocation expenses in 2002 and payment to Mr. Marsh for vacation not taken in 2002. The Company’s vacation policy was revised as of January 1, 2003 to eliminate, among other things, the ability to receive payment for unused vacation time not taken by an employee.

(g)    Mr. King commenced employment with the Company in June 2002.

STOCK INCENTIVE PLANS

The tables below show, for the named officers, information regarding stock options granted during 2003 pursuant to the Company’s Stock Incentive Plans.

OPTIONS GRANTED IN 2003

					Potential Realizable
					Value At Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options	Exercise		Price Appreciation
	Underlying Options	Granted to Employees in	Price Per	Expiration	for Option Term (b)
Name	Granted (a)	Fiscal Year	Share	Date	5%	10%
Mark V. Kaminski	96,000	33.0%	$6.755	01/01/13	$407,826	$1,033,510
	4,000	1.4%	$4.950	05/05/13	$12,452	$31 ,556
Donald L. Marsh Jr.	35,000	12.0%	$6.755	01/01/13	$148,686	$376,801
John J. Wasz	35,000	12.0%	$6.755	01/01/13	$148,686	$376,801
Patrick D. King	35,000	12.0%	$6.755	01/01/13	$148,686	$376,801
William R. Witherspoon	5,000	1.7%	$6.755	01/01/13	$21,241	$53,829

(a) These options become exercisable three years from the date of grant.

(b) The amounts represent hypothetical realizable values of stock options granted in 2003 at assumed rates of cumulative stock price appreciation over the ten-year life of the options. These assumed rates of appreciation are set by the proxy rules of the SEC and are not intended to forecast appreciation of the price of the Company’s common stock. Actual gains, if any, realized upon the exercise of stock options will depend upon the price of the Company’s common stock at the date of exercise.

YEAR-END OPTION VALUES

	Number of Securities	Value of Unexercised
	Underlying Unexercised	In-the-Money Options
	Options at Year-End	at Year-End

Name	Exercisable / Unexercisable	Exercisable / Unexercisable
Mark V. Kaminski	340,000/300,000	$126,000/$1,445,720
Donald L. Marsh Jr.	100,000/105,000	$44,100/$503,475
John J. Wasz	28,000/105,000	$6,300/$503,475
Patrick D. King	0/70,000	$0/$216,825
William R. Witherspoon	15,000/15,000	$6,300/$71,925

DEFERRED COMPENSATION PLAN

In June 2003 the Board of Directors terminated its non-qualified, unfunded Deferred Compensation Plan available to key designated employees to defer a portion of their compensation along with certain make-whole contributions by the Company. The Plan trust and all non-Company stock funds were liquidated and the proceeds were distributed to participants. Company stock fund investments held pursuant to the Deferred Compensation Plan were distributed in the form of Company share certificates to employee participants who had elected investment in Company stock. The actual amount of distributions was determined by the amount of the deferral and the credits and debits to the employee’s account.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Along with termination of the Company’s Deferred Compensation Plan described above, the Board of Directors terminated its Supplemental Executive Retirement Plan (“SERP”). The SERP, adopted to be effective as of January 1, 2003, was to provide supplemental pension benefits to certain key employees of the Company. No contributions had been made to the SERP prior to its termination.

PENSION BENEFITS

The Company maintains the Commonwealth Industries, Inc. Cash Balance Plan (the “Pension Plan”), which provides benefits for eligible employees. Through December 31, 1997, the Pension Plan was structured as a traditional defined benefit plan. Effective January 1, 1998, the present value of accrued benefits under the Pension Plan was converted to a cash balance formula.

Under the cash balance formula, each participant has an account, for recordkeeping purposes only, to which credits are allocated annually based upon a percentage (the “Applicable Percentage”) of the participant’s base salary plus bonus paid in the prior year (“Pensionable Earnings”). The Applicable Percentage is determined by the age of the participant as of the participant’s birthday nearest to January 1 of the Pension Plan year for which benefit credit is applied. The following table shows the Applicable Percentage used to determine credits at the age indicated:

Age	Applicable Percentage
39 and under	3.5%
40 to 49	4.5%
50 to 54	6.0%
55 and older	8.0%

For the 2003 plan year, the applicable ages of Messrs. Kaminski, Marsh, Wasz, King and Witherspoon were 48, 56, 41, 43 and 57, respectively. Benefit credits are applied to each participant’s account who accrued 1,000 or more hours of service (as defined in the Pension Plan) for a plan year; provided, if a participant experiences a Termination of Employment (as defined in the Pension Plan) for a plan year, the benefit credits would be applied to the account of such participant regardless of whether or not the participant accrues 1,000 hours or more of service during the plan year.

All balances in the accounts earn a fixed annual rate of interest, which is credited quarterly. The interest rate for a particular year is the lesser of the prior year’s average of the three-year U.S. Treasury securities or the rate on the thirty-year U.S. Treasury securities on November 1. In 2003 the interest rate was 3.22%.

At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or as an annuity.

The following table sets forth the estimated annual benefit payable to each of the named officers as a single life annuity at age 65 under the Pension Plan. The projections contained in the table are based on the following assumptions:

•	Employment until age 65 at base salaries in effect at December 31, 2003 with no increase in salary;

•	Annual bonuses equal to the average bonus over each of the last five years (1999 through 2003) for which such named officer was employed to the extent the base salary plus annual bonus does not exceed the Omnibus Reconciliation Act of 1993 annual compensation limit, as adjusted;

•	Interest credits at the actual rates for all years through 2003, and the minimum rate of 4% for 2004 and later years; and

•	The conversion to a straight life annuity at normal retirement age based on an interest rate of 4% for years 2004 and beyond, and the 1983 Group Annuity Mortality table setting forth generally accepted life expectancies.

Executive Officer	Total Annual Benefits
Mark V. Kaminski	$49,529
Donald L. Marsh Jr.	$22,990
John J. Wasz	$57,073
Patrick D. King	$38,132
William R. Witherspoon	$17,873

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2003 with respect to the shares of common stock that may be issued under the Company’s existing equity compensation plans, including Commonwealth’s 1997 Stock Incentive Plan, as amended (“the 1997 Plan”), and the 1995 Stock Incentive Plan (the “1995 Plan”).

EQUITY COMPENSATION PLAN INFORMATION

		Weighted-average	Number of Securities
	Number of Securities to	Exercise Price of	Remaining Available for
	be Issued Upon Exercise	Outstanding Options,	Issuance Under the Equity
Plan Category	of Outstanding Options	Warrants and Rights	Compensation Plans
Equity Compensation Plans Approved by Security Holders (a)	1,663,000	$8.53	1,048,033
Equity Compensation Plans Not Approved by Security Holders	0	N/A	N/A
TOTAL	1,663,000	$8.53	1,048,033

(a)	Consists of the 1995 Plan and the 1997 Plan, as amended on May 5, 2003.

Termination of Employment and Change of Control Arrangements

The Company has entered into severance agreements with Messrs. Kaminski, Marsh, Wasz, King, Witherspoon and certain other executives. The purpose of the agreements is to secure the executives’ continued service and dedication in the event of an actual or threatened change in control. The agreements provide severance pay and continuation of certain benefits if a change in control occurs and the executive’s employment is terminated (a) in anticipation of or during the two-year period following a change in control (i) by the Company without cause or (ii) by the executive for good reason, or (b) by the executive for any reason during a thirty-day window period commencing one year after the change in control.

Generally, a change in control will be deemed to occur in the case of (a) an acquisition by a person or group of 20% or more of the Company’s common stock (with certain exceptions); (b) a change in the majority of the Board of Directors without the requisite approval of the incumbent Board of Directors; (c) a business combination unless Company stockholders receive 60% or more of the voting stock of the surviving company, no person acquires more than 20% of such voting stock, and the Company board members remain a majority of the continuing board; or (d) stockholder approval of a liquidation of the Company.

Under the severance agreements for Messrs. Kaminski, Marsh and Wasz, each would receive a pro-rata portion of the executive’s annual incentive compensation bonus plus severance pay equal to three times the sum of (a) the executive’s base pay, and (b) the greater of the executive’s largest bonus during the prior three years or the target bonus for the year of the change in control or year of termination. If payment, pursuant to the agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code for severance payments exceeding a certain amount, an additional tax reimbursement payment such that the executive receives a net amount equal to the amount the executive would have received if the excise tax did not apply. The additional tax reimbursement payment could be material. Medical and other insurance benefits would be continued for three years.

Under the severance agreements for Messrs. King, Witherspoon and other executives, each would receive a pro-rata portion of the executive’s annual incentive compensation bonus plus severance pay equal to one and one-half times the sum of (a) the executive’s base pay, and (b) the greater of the executive’s largest bonus during the prior three years or the target bonus for the year of the change in control or year of termination, and, if payment, pursuant to the agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code for severance payments exceeding a certain amount, an additional tax reimbursement payment such that the executive receives a net amount equal to the amount the executive would have received if the excise tax did not apply. The additional tax reimbursement payment could be material. Medical and other insurance benefits would be continued for one and one-half years.

Also, upon a change of control as defined in the Company’s stock incentive plans, any stock options not then exercisable would become fully exercisable and any shares of restricted common stock not then vested would become fully vested.

PROPOSAL 2:

RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to audit and report on the Company’s financial statements for the 2004 fiscal year.

PricewaterhouseCoopers LLP has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Action by the stockholders for the appointment of independent auditors is not required by law, but the appointment is submitted in order to give stockholders the opportunity to ratify the Audit Committee’s appointment of independent auditors. This opportunity is provided because the Company believes it is a matter of good corporate practice. If the stockholders do not ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it so determines that such change would be in the best interest of the Company and its stockholders.

The Board of Directors Recommends A Vote “FOR” This Proposal.

OTHER BUSINESS

The Board of Directors knows of no other business to be considered at the meeting. As required by the Company’s by-laws, notice of any proposal or to nominate a person for election as a director must have been timely delivered to the Corporate Secretary of the Company at its principal executive office.

However, if other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Messrs. Lego and Kaminski will, with your proxy, vote your shares on those matters according to their judgment.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Proposals of stockholders to be considered for inclusion in the Company’s proxy statement and proxy for the 2005 annual meeting of stockholders, which is expected to be scheduled on or about April 22, 2005, must be received by the Corporate Secretary of the Company at its principal executive office, PNC Plaza — 19th Floor, 500 West Jefferson Street, Louisville, Kentucky 40202.

Advanced notice must be received by the Company in advance of a stockholders’ meeting in order to present any proposal to the meeting or to recommend a nomination of a person for election as a director. SEC rules govern that a stockholder must submit a proposal to the Company’s executive office at least one hundred twenty days before the anniversary of the mailing of the previous year’s proxy materials. Additionally, under the Company’s by-laws, such notice must be delivered to the Corporate Secretary at its principal executive office not less than sixty nor more than ninety days prior to the date of the meeting; provided that if the date of the meeting is first publicly announced or disclosed less than seventy days prior to the date of the meeting, the notice must be given not more than ten days after the date is so announced or disclosed. A stockholder filing a notice of a proposal must include certain information, including the text of the proposal, the reasons therefor and any interest the stockholder has in the proposal. Any notice of nomination must include certain information about the nominee. All such notices must include the name and address of the submitting stockholder and the number of shares held by the stockholder. The by-laws requirements are separate from and in addition to SEC requirements that a stockholder must fulfill to have a proposal included in the Company’s proxy statement and proxy.

Based upon these requirements and the expected date for the 2005 annual meeting of stockholders, to be considered timely, notice of such proposal must be received by the Company pursuant to SEC requirements by November 17, 2004 and, according to the Company’s by-laws, between January 21 , 2005 and February 21 , 2005. A copy of the Company’s by-laws may be obtained, free of charge, by submitting a written request to the Corporate Secretary of the Company at its principal place of business. A copy of the by-laws can also be viewed at the Company’s website on the Investor Relations — Corporate Governance page at www.ciionline.com.

By order of the Board of Directors,

Lenna Ruth Macdonald
Vice President, General Counsel and Secretary

March 26, 2004

EXHIBIT A — AMENDED AND RESTATED NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE CHARTER

COMMONWEALTH INDUSTRIES, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

AMENDED AND RESTATED CHARTER

Committee Membership

The Nominating and Corporate Governance of the Board of Directors shall be comprised of three or more directors who are “independent directors,” i.e. those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of Nasdaq Stock Market, Inc. (Nasdaq 4350(c)(4)(A)

The Chairperson and other members of the Committee shall be appointed by the board. Candidates to fill subsequent vacancies in the Committee shall be appointed by the board based on nominations by the Committee. Members shall serve at the pleasure of the board and for such term or terms as the board may determine.

Committee Purpose and Responsibilities

The Committee shall have the purpose and responsibilities to:

(1)	Make recommendations to the board from time to time as to changes that the Committee believes to be desirable in the size of the board or any board committee thereof.

(2)	Identify individuals believed to be qualified to become board members, consistent with criteria approved by the board, and to select, or recommend to the board, the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the board), the Committee shall recommend to the board an individual to fill such vacancy either through appointment by the board or through election by stockholders. In selecting or recommending candidates, the Committee shall take into consideration the criteria approved by the board, which are set forth in the Company’s Corporate Governance Guidelines and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board. The Committee shall consider all candidates recommended by the Company’s shareholders in accordance with the procedures set forth in the Company’s annual proxy statement. The Committee may consider candidates proposed by management, but is not required to do so.

(3)	Develop and recommend to the board standards to be applied in making determinations as to the absence of material relationships between the Company and a director.

(4)	In the case of a director nominee to fill a board vacancy created by an increase in the size of the board, make a recommendation to the board as to the class of directors in which the individual should serve.

(5)	Identify board members qualified to fill vacancies on any committee of the board including the Committee and to recommend that the board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the criteria approved by the board, which are set forth in the Company’s Corporate Governance Guidelines, and the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

(6)	Establish procedures for the Committee to exercise oversight of the evaluation of the board and management.

(7)	Develop and recommend to the board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year.

(8)	Prepare and issue the evaluation required under “Performance Evaluation,” below.

(9)	Assist management in the preparation of the disclosure in the Company’s annual proxy statement regarding the operations of the Committee.

(10)	Report to the board on a regular basis, and not less than once per year.

(11)	Perform any other duties or responsibilities expressly delegated to the Committee by the board from time to time relating to the nomination of board and committee members.

Committee Structure and Operations

The board shall appoint one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairperson.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

The Committee shall prepare and review with the board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

Adopted October 30, 2002
Amended and Restated March 3, 2004

EXHIBIT B — AUDIT COMMITTEE POLICY AND PROCEDURES

Commonwealth Industries, Inc.

Audit and Non-Audit Services Pre-Approval Policy

I.       Purpose of the Policy

Under the Sarbanes-Oxley Act of 2002 (the “Act”), and the rules of the Securities and Exchange Commission (the “SEC”), the Audit Committee (“Audit Committee”) of the Company’s Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor.

The purpose of the provisions of the Act and the SEC rules for the Audit Committee role in retaining the independent auditor is twofold. First, the authority and responsibility for the appointment, compensation and oversight of the auditor should be with directors who are independent of management. Second, any non-audit work performed by the auditor should be reviewed and approved by these independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor.

To implement the provisions of the Act, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the Audit Committee’s administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor in order to assure that they do not impair the auditor’s independence. Accordingly, the Audit Committee is adopting this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services to be performed by the independent auditor are to be pre-approved.

II.       Statement of Principles

A.	Prohibited Services

The Audit Committee will not approve nor will the Company’s independent auditor perform for the Company any service that constitutes Prohibited Activities as defined by the Act or by regulations promulgated by the SEC. These prohibited activities include:

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions, or contributions-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions or human resources

•	Broker or dealer, investment advisor, or investment banking services

•	Legal services and expert services unrelated to the audit, and

•	Any other services that the Public Company Accounting Oversight Board determines, by regulation, to be impermissible.

B.	Non-Prohibited Services

The SEC’s rules establish two different approaches to pre-approving non-prohibited services. Proposed non-prohibited services may be pre-approved either by the Audit Committee agreeing to a general framework of descriptions of allowable services (“general pre-approval”) or by the Audit Committee approving specific services (“specific pre-approval”). The Company’s Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure to pre-approve services that may be performed by the independent auditor. As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor.

III.       Services Subject to General Pre-Approval

A.	Audit Services

The annual audit services engagement scope and terms will be subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. Audit services also include the attestation engagement for the independent auditor’s report on management’s assertion on internal controls for financial reporting. The Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope, Company structure or other items. The Audit Committee will request that the audit engagement letter with the independent auditor be addressed to the Chair of the Audit Committee and that the Chair of the Audit Committee execute the engagement letter on behalf of the Company.

B.	Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements (e.g., research and consultation regarding accounting and financial reporting transactions). Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee will grant general pre-approval to audit-related services.

C.	Tax Compliance Services

The independent auditor can provide income tax compliance services to the Company without impairing the auditor’s independence. Hence, the Audit Committee will grant general pre-approval to tax services that have been historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence.

D.	Pension and Benefit Plan Consulting and Compliance Services

The independent auditor can provide pension and benefit plan consulting and compliance services to the Company without impairing the auditor’s independence. Hence, the Audit Committee will grant general pre-approval to the pension and benefit plan consulting and compliance services that have been historically provided by the auditor, that the Audit Committee has reviewed and believes will not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence.

IV.      Services Subject to Specific Pre-Approval

A.	Tax Planning Services

The Audit Committee believes that there exists the potential for impairment of auditor independence or for an overlap with prohibited services for certain tax-planning services. Accordingly, specific pre-approval will be required for these services in order for the Audit Committee to have an opportunity to review the scope of work to be provided by the auditor in connection with these services.

B.	All Other Services

All other services not described in III. Above are subject to specific pre-approval and engagement by the Audit Committee.

V.       Procedures

The procedures the Audit Committee will employ in implementing this Policy are as follows:

     A.      In advance of the July Audit Committee meeting each year (or at a meeting agreed to by the Audit Committee, the Chief Financial Officer and the independent auditor shall jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to the general pre-approval. The schedule will be in the format contained in Exhibit 1 to this Policy.

     B.      The Audit Committee will review and approve the types of services and review the projected fees for the next fiscal year at its regularly scheduled July meeting. The fee amounts on the schedule will be updated as necessary at any subsequent Audit Committee meeting. Additional pre-approval will be required if actual fees for a service are expected to exceed 10% of the originally pre-approved amount. The additional pre-approved amount should be obtained in the same manner as a specific pre-approval described below.

     C.      If, subsequent to the general pre-approval of scheduled services by the Audit Committee, the Company would like to engage the independent auditor to perform a service not included on the general pre-approval schedule, a request should be submitted to the General Counsel, Director of Internal Audit, the Chief Financial Officer. If they determine that the service can be performed without impairing the independence of the auditor, then a discussion and approval of the service will be included on the agenda for the next regularly scheduled Audit Committee meeting. If the timing for the service needs to commence before the next Audit Committee meeting, the chairman of the Audit Committee, or any other member of the Audit Committee, designated by the Audit Committee, can provide specific pre-approval.

     D.      Approval by the Audit Committee for the auditor to perform any non-audit service does not require that management engage the Company’s independent auditor to perform those services. Company’s management may engage other third parties to perform non-audit services for which the Audit Committee has given pre-approval to be performed by the independent auditor.

     E.      Once the Audit Committee has given pre-approval for services to be performed by the independent auditor, the appropriate Company management may engage the auditor and execute any necessary document for the performance of non-audit services within the scope of the pre-approval.

VI.      Delegation

As provided in the Act and the SEC’s rules, the Audit Committee may delegate either type of pre-approval authority to its chairman or any other Audit Committee member or members. The member to whom such authority is delegated should report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee will not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor.

(CII LOGO)

COMMONWEALTH INDUSTRIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, APRIL 23, 2004
10:00 A.M. EASTERN DAYLIGHT SAVINGS TIME

KENTUCKY INTERNATIONAL CONVENTION CENTER
ROOM 112
221 FOURTH STREET
LOUISVILLE, KENTUCKY 40202

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company’s transfer agent, National City Bank, Corporate Trust Operations, Department 5352, P.O. Box 92301, Cleveland, Ohio 44193-0900, or the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

● Please fold and detach card at perforation before mailing. ●

COMMONWEALTH INDUSTRIES, INC.	PROXY / VOTING INSTRUCTION CARD

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED IN FAVOR OF THE DIRECTOR NOMINEES IN ITEM 1, FOR RATIFICATION OF ITEM 2, AND IN THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

1. Election of Directors

     Director Nominees:            (01) Paul E. Lego                                                                              (02) John E. Merow

☐	FOR the listed director nominees	☐	WITHHOLD AUTHORITY to vote for
the director nominee(s) named above

     To withhold authority to vote for any nominee(s), write the nominee’s name(s) on the line below:

2.	Proposal to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004.

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	PLEASE CHECK THIS BOX IF YOU ARE A REGISTERED HOLDER AND CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll-free using a	Access the website and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-800-542-1160	http://www.votefast.com	envelope provided

Vote by Telephone

Have your proxy card available when you call the toll-free number 1-800-542-1160 and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, Corporate Trust Operations, Dept. 5352, P.O. Box 92301, Cleveland, Ohio 44193-0900.

Vote 24 hours a day, 7 days a week
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Savings Time on April 22, 2004 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy card by mail.

Control Number:

Proxy must be signed and dated below.
● Please fold and detach card at perforation before mailing. ●

(CCI LOGO) COMMONWEALTH INDUSTRIES, INC.	PROXY / VOTING INSTRUCTION CARD

The undersigned appoints Paul E. Lego and Mark V. Kaminski, and each of them, full power of substitution as Proxy for the undersigned at the Annual Meeting of Stockholders of Commonwealth Industries, Inc. to be held at Kentucky International Convention Center, Room 112, 221 Fourth Street, Louisville, Kentucky 40202 on Friday, April 23, 2004 at 10:00 a.m. Eastern Daylight Savings Time, and at any postponements or adjournments thereof, and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may come before this Meeting.

This card also serves as voting instructions to CIGNA Bank & Trust Company, FSB as Trustee of Commonwealth Industries, Inc. 401(k) Plan and Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan. The Trustee will vote the shares of common stock of Commonwealth Industries, Inc. allocated to the undersigned’s account at the Annual Meeting of Stockholders as directed by the undersigned on the reverse side. If you do not return voting instructions, the Trustee will vote your shares as the Board of Directors recommends.

Signature
Signature (if jointly held)
Date: _______________________________________, 2004

Sign exactly as the name appears on this proxy card. Only one signature is required for a joint account. Provide title if signing in a representative capacity.

SIGN AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.